June 2025
Amendment No. 1 dated July 9, 2025†
to the Pricing Supplement
Dated June 27, 2025
Registration Statement No. 333-283969
Filed pursuant to Rule 424(b)(3)
(To Prospectus dated February 26, 2025
Underlier Supplement dated February 26, 2025 and Product Supplement MLN-EI-1 dated February 26, 2025)

STRUCTURED INVESTMENTS
Opportunities in U.S. and International Equities
$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities
The Enhanced Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not provide for the regular payment of interest and do not guarantee any return of principal. The securities will be automatically redeemed if the index closing value of each underlying index on any of the determination dates other than the final determination date are greater than or equal to its respective initial index value, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 10.40% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to 75.00% of their respective initial index values, which we refer to as their trigger levels, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 10.40% per annum, as set forth below. However, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, investors will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be as low as zero. Accordingly, the securities do not guarantee any return of principal at maturity and you could lose up to your entire investment in the securities. Because all payments on the securities are based on the worst performing underlying index, a decline beyond the respective trigger level, as applicable, of any underlying index will result in a loss of a significant portion and you could lose up to your entire investment in the securities even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of three underlying indices and who are willing to risk their principal and forgo current income and participation in any increase of the worst performing underlying index in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the index closing value of each underlying index is greater than or equal to its initial index value on a determination date other than the final determination date or its trigger level on the final determination date, respectively. The securities are senior unsecured debt securities issued by The Toronto-Dominion Bank (“TD”). The securities are notes issued as part of TD’s Senior Debt Securities, Series H. All payments on the securities are subject to the credit risk of TD. If TD were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Toronto-Dominion Bank (“TD”)
Issue:	Senior Debt Securities, Series H
Underlying indices:	Nasdaq-100 Index® (Bloomberg Ticker: “NDX”) S&P 500® Index (Bloomberg Ticker: “SPX”) EURO STOXX 50® Index (Bloomberg Ticker: “SX5E”)
Aggregate principal amount:	$5,050,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Coupon:	None
Pricing date:	June 27, 2025
Original issue date:
July 2, 2025 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities in the secondary market on any date prior to one business day before delivery will be required, by virtue of the fact that the securities will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:	July 1, 2027, subject to postponement for certain market disruption events and as described in the accompanying product supplement.
Early redemption:
If the index closing values of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial values, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.
The securities will not be redeemed early on any early redemption dates if the index closing value of any underlying index is below the respective initial index value for such underlying index on the related determination date.

Determination dates, Early redemption dates and Early redemption payment per security:
The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 10.40% per annum) for each determination date as set forth below.
No further payments will be made on the securities once they have been redeemed.

	Determination Dates*	Early Redemption Dates	Early Redemption Payment per security
	July 6, 2026	July 9, 2026	$1,104.00
	September 28, 2026	October 1, 2026	$1,130.00
	December 28, 2026	December 31, 2026	$1,156.00
	March 30, 2027	April 2, 2027	$1,182.00
	June 28, 2027 (the “final determination date”)		Not applicable – See “Payment at maturity per security” below
* Subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Date(s)” in the accompanying product supplement).

Payment at maturity per security:
If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:
◾    If the final index values of all of the underlying indices are greater than or equal to their respective trigger levels:
$1,208.00
◾                          If the final index value of any underlying index is less than its trigger level:
$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)
If the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

Underlying return:	(final index value − initial index value) / initial index value
Trigger level: (1)
16,900.65, which is equal to 75% of the initial index value of the Nasdaq-100 Index®
4,629.8025, which is equal to 75% of the initial index value of the S&P 500® Index
3,994.23, which is equal to 75% of the initial index value of the EURO STOXX 50® Index

Initial index value: (1)
22,534.20, which is the index closing value of the Nasdaq-100 Index® on the pricing date
6,173.07, which is the index closing value of the S&P 500® Index on the pricing date
5,325.64, which is the index closing value of the EURO STOXX 50® Index on the pricing date

Worst performing underlying index:(1)	The underlying index with the lowest underlying return
Final index value: (1)	With respect to each underlying index, the index closing value on the final determination date
CUSIP/ISIN:	89115HHA8 / US89115HHA86
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	TD
Agent:
TD Securities (USA) LLC (“TDS”), an affiliate of TD. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

Estimated value on the pricing date:
The estimated value of your securities at the time the terms of your securities were set on the pricing date was $966.10 per security, as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 9 and “Additional Information About the Securities — Additional information regarding the estimated value of the securities” herein. The estimated value is less than the public offering price of the securities.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security:	$1,000.00	$20.00(a) + $5.00(b) $25.00	$975.00
Total:	$5,050,000.00	$126,250.00	$4,923,750.00
(1)
As determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Level of, or Change in Law Event Affecting, the Reference Asset; Modification to Method of Calculation”, as described in the accompanying product supplement.

(2)
TDS has agreed to purchase the securities from TD at the price to public less a fee of $25.00 per securities. TDS has agreed to resell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)	a fixed sales commission of $20.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and
(b)	a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells, each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.
The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement, the product supplement, the underlier supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The securities are unsecured and are not savings accounts or insured deposits of a bank. The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other governmental agency or instrumentality of Canada or the United States. The securities will not be listed or displayed on any securities exchange or electronic communications network.
We will deliver the securities in book-entry only form through the facilities of The Depository Trust Company on the original issue date against payment in immediately available funds.
† This amended and restated pricing supplement amends, restates and supersedes the related pricing supplement hereto dated June 27, 2025 in its entirety. We refer to this amended pricing supplement as the pricing supplement.

Product supplement dated February 26, 2025	Underlier supplement dated February 26, 2025	Prospectus dated February 26, 2025

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Additional Information About TD and the Securities
You should read this pricing supplement together with the prospectus, as supplemented by the product supplement MLN-EI-1 (the “product supplement”) and the underlier supplement, relating to our Senior Debt Securities, Series H, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement. In the event of any conflict the following hierarchy will govern: first, this pricing supplement; second, the product supplement; third, the underlier supplement; and last, the prospectus. The securities vary from the terms described in the product supplement in several important ways. You should read this pricing supplement carefully.
This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, “Additional Risk Factors Specific to the Notes” in the product supplement and “Risk Factors” in the prospectus, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website):
You may access these documents on the SEC website at www.sec.gov as follows:
Product Supplement MLN-EI-1 dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006123/ef20044459_424b3.htm
Underlier Supplement dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000114036125006121/ef20044458_424b3.htm
Prospectus dated February 26, 2025:
http://www.sec.gov/Archives/edgar/data/947263/000119312525036639/d931193d424b5.htm
Our Central Index Key, or CIK, on the SEC website is 0000947263. As used in this pricing supplement, “TD,” “we,” “us,” or “our” refers to The Toronto-Dominion Bank and its subsidiaries.
TD reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, TD will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes, in which case TD may reject your offer to purchase.

This amended and restated pricing supplement amends, restates and supersedes the related pricing supplement hereto dated June 27, 2025 in its entirety.

June 2025	Page 2

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Investment Summary
Enhanced Trigger Jump Securities with Auto-Callable Feature
Principal at Risk Securities
The Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027, based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index, which we refer to as the securities, do not provide for the regular payment of interest and do not guarantee the repayment of principal, and you will not be entitled to receive any dividends paid with respect to the stocks comprising the underlying indices (the “index constituent stocks”). Instead, the securities will be automatically redeemed if the index closing values of all the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 10.40% per annum, as described herein.
At maturity, if the securities have not previously been redeemed and the final index values of all of the underlying indices are greater than or equal to 75.00% of their respective initial index levels, which we refer to as their trigger levels, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 10.40% per annum, as set forth herein. However, if the final index value of any underlying index is less than its trigger level, the securities are exposed on a 1:1 basis to the negative performance of the worst performing underlying index.

Maturity:	Approximately 2 years
Automatic early redemption:
If, on any determination date other than the final determination date, the index closing value of all of the underlying indices are greater than or equal to their respective initial index values, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:
The early redemption payment will be an amount in cash per security equal to $1,000 plus the early redemption payment applicable to that determination date (corresponding to a return of approximately 10.40% per annum).

Payment at maturity:
If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:
◾    If the final index values of all of the underlying indices are greater than or equal to their respective trigger levels:
$1,208.00
◾                          If the final index value of any underlying index is less than its trigger level:
$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)
If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

Trigger level:	With respect to each underlying index, 75% of its initial index value
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

June 2025	Page 3

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Key Investment Rationale
The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately 10.40% per annum) if the index closing values of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values.
The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity. If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, investors will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. Investors may lose up to their entire investment in the securities. All payments on the securities are subject to the credit risk of TD.
Scenario 1: The securities are redeemed prior to maturity
If the index closing values of all the underlying indices are greater than or equal to their respective initial index values on any determination date other than the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 10.40% per annum.
Investors do not participate in any increase of any underlying index.

Scenario 2: The securities are not redeemed prior to maturity and investors receive a fixed positive return at maturity
If the index closing value of any underlying index is less than its initial index value on each determination date prior to the final determination date, the securities will not be automatically redeemed.
If the securities are not automatically redeemed prior to maturity and the final index values of all of the underlying indices are greater than or equal to their respective trigger levels, the payment at maturity for each security will be equal to $1,208.00 per security.
Investors do not participate in any increase of any underlying index.

Scenario 3: The securities are not redeemed prior to maturity and investors suffer a significant loss of principal at maturity
If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, at maturity you will receive significantly less than the stated principal amount per security, if anything, resulting in a percentage loss of your investment equal to the underlying return of the worst performing underlying index.
For example, if the underlying return of the worst performing underlying index is -35%, each security will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the securities and you could lose up to your entire investment in the securities.

June 2025	Page 4

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Investor Suitability
The securities may be suitable for you if:
■	You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities
■
You can tolerate a loss of some or all of your investment and are willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, has the same downside market risk as that of a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

■	You understand and accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index
■
You believe that the index closing value of each underlying index will be greater than or equal to its initial index value on any determination date other than the final determination date or greater than or equal to its trigger level on the final determination date, and understand and accept that you will not benefit from any appreciation in any underlying index beyond the return represented by the applicable fixed return

■	You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the values of the underlying indices
■	You do not seek current income from your investment and are willing to forgo any dividends paid on the index constituent stocks
■
You are willing and able to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing and able to hold such securities to maturity, a term of approximately 2 years, and you accept that there may be little or no secondary market for the securities

■	You understand and are willing to accept the risks associated with the underlying indices
■
You are willing to assume the credit risk of TD for all payments under the securities, and you understand that if TD defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:
■	You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment
■	You require an investment that provides for full or at least partial protection against loss of principal
■
You cannot tolerate a loss of some or all of your investment, or you are not willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, has the same downside market risk as that of a hypothetical direct investment in the worst performing underlying index or its index constituent stocks

■
You believe that the index closing value of at least one underlying index will be less than its initial index value on each determination date prior to the final determination date and, if the securities are not automatically redeemed prior to maturity, that that the final index value of at least one underlying index will be less than its trigger level

■
You do not understand or cannot accept that the securities are not linked to a basket of the underlying indices and that you will be exposed to the market risk of each underlying index on each determination date

■
You do not understand or cannot accept that the risks of each underlying index are not mitigated by the performance of any other underlying index, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying index

■	You seek an investment that participates in the increase in the value of the underlying indices or that has an unlimited return potential
■	You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the value of the underlying indices
■	You seek current income from your investment or prefer to receive the dividends paid on the index constituent stocks
■
You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 2 years, or you seek an investment for which there will be an active secondary market

■	You do not understand or are not willing to accept the risks associated with the underlying indices
■	You are not willing to assume the credit risk of TD for all payments under the securities, including any repayment of principal

June 2025	Page 5

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

How the Enhanced Trigger Jump Securities with Auto-Callable Feature Work
Hypothetical Examples
The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof):
Investors will not be entitled to receive any dividends paid with respect to the index constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. Any payments on the securities are subject to our credit risk.
Stated principal amount:	$1,000.00 per security
Hypothetical initial index value:
Underlying Index A:	100
Underlying Index B:	100
Underlying Index C:	100
Hypothetical trigger level:
Underlying Index A:	75, which is 75% of its hypothetical initial index value
Underlying Index B:	75, which is 75% of its hypothetical initial index value
Underlying Index C:	75, which is 75% of its hypothetical initial index value
Early redemption payment:	The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 10.40% per annum) for each determination date, as follows:
1st determination date:	$1,104.00
2nd determination date:	$1,130.00
3rd determination date:	$1,156.00
4th determination date:	$1,182.00
Final determination date:	$1,208.00
Payment at maturity:
If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:
◾    If the final index values of all of the underlying indices are greater than or equal to their respective trigger levels:
$1,208.00
◾                          If the final index value of any underlying index is less than its trigger level:
$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying index)

If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

June 2025	Page 6

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Example 1: The securities are redeemed following the first determination date.
Date	Index Closing Value	Payment (per security)
1st Determination Date	Underlying Index A: 135 (greater than or equal to its hypothetical initial index value) Underlying Index B: 115 (greater than or equal to its hypothetical initial index value) Underlying Index C: 158 (greater than or equal to its hypothetical initial index value)	$1,104.00
In this example, the index closing value of all of the underlying indices are greater than or equal to their respective initial index values. Therefore, the securities are automatically redeemed on the first early redemption date. Investors will receive $1,104.00 per security on the related early redemption date (a total return of 10.40% on the securities). No further payments will be made on the securities once they have been redeemed.
Example 2:  The securities are not automatically redeemed prior to maturity and the final index value of each underlying index is greater than or equal to its hypothetical initial index value.
Date	Index Closing Value	Payment (per security)
1st Determination Date
Underlying Asset A: 90 (less than its hypothetical initial index value)
Underlying Index B: 115 (greater than or equal to its hypothetical initial index value)
Underlying Index C: 108 (greater than or equal to its hypothetical initial index value)

		N/A
2nd through 4th Determination Dates
Underlying Asset A: Various (all less than its hypothetical initial index value)
Underlying Index B: Various (all greater than or equal to its hypothetical initial index value)
Underlying Index C: Various (all greater than or equal to its hypothetical initial index value)

		N/A
Final Determination Date	Underlying Index A: 125 (greater than or equal to its hypothetical trigger level) Underlying Index B: 95 (greater than or equal to its hypothetical trigger level) Underlying Index C: 80 (greater than or equal to its hypothetical trigger level)	$1,208.00
In this example, the index closing value of at least one underlying index is less than its hypothetical initial index value on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final index value of each underlying index is greater than or equal to its hypothetical trigger level. At maturity, investors receive $1,208.00 per security (a total return of 20.80% on the securities).

June 2025	Page 7

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Example 3: The securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its hypothetical trigger level.
Date	Index Closing Value	Payment (per security)
1st Determination Date
Underlying Asset A: 90 (less than its hypothetical initial index value)
Underlying Index B: 115 (greater than or equal to its hypothetical initial index value)
Underlying Index C: 108 (greater than or equal to its hypothetical initial index value)
		N/A
2nd through 4th Determination Dates
Underlying Asset A: Various (all less than its hypothetical initial index value)
Underlying Index B: Various (all greater than or equal to its hypothetical initial index value)
Underlying Index C: Various (all greater than or equal to its hypothetical initial index value)
		N/A
Final Determination Date	Underlying Index A: 110 (greater than or equal to its hypothetical initial index value and hypothetical trigger level) Underlying Asset B: 40 (less than its hypothetical trigger level) Underlying Index C: 105 (greater than or equal to its hypothetical initial index value and hypothetical trigger level)	$400.00
In this example, the index closing value of at least one underlying index is less than its hypothetical initial index value on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final index value of any underlying index is less than its trigger level and, accordingly, investors are fully exposed to the negative performance of the worst performing underlying index over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $400.00 per security (a loss of 60.00% on the securities).
If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value and you could lose up to your entire investment in the securities.

June 2025	Page 8

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Risk Factors
The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.
Risks Relating to Return Characteristics
◾
Risk of significant loss at maturity; you may lose up to your entire investment. The securities differ from ordinary debt securities in that TD will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final index value of any underlying index is less than its trigger level, you will lose 1% for every 1% that the final index value of the worst performing underlying index falls below its initial index value. You may lose up to your entire investment in the securities.

◾
The stated payout from the issuer applies only upon an early redemption or at maturity. You should be willing to hold your securities to an early redemption or maturity. The stated payout, including the benefit of the early redemption payment or the fixed upside payment at maturity, is available only if you hold your securities to an early redemption or to maturity, as applicable. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the securities even if the then-current values of the underlying indices are greater than or equal to their respective initial index values.

◾
Your potential return on the securities is limited and you will not participate in any increase of the underlying indices. The return potential of the securities is limited to the early redemption payment or, if the securities are not automatically redeemed prior to maturity and the final index value of all of the underlying indices are greater than or equal to their respective trigger levels, the fixed upside payment at maturity, regardless of any increase of the underlying indices. Furthermore, if the securities are redeemed prior to maturity, you will not receive any other payment in respect of any determination dates after the applicable early redemption date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the decrease of the worst performing underlying index even though you cannot participate in any increase of the underlying indices. Your return on the securities may be less than that of a hypothetical direct investment in the underlying indices or the index constituent stocks.

◾
Greater expected volatility with respect to the underlying indices generally reflects a higher return rate represented by the early redemption payments and fixed upside payment at maturity and a higher expectation as of the pricing date that the final index value of any underlying index could be less than its trigger level. Greater expected volatility with respect to, and lower expected correlation of, the underlying indices reflects a higher expectation as of the pricing date that the securities will not be redeemed prior to maturity and that the final index value of any of the underlying indices could be less than its trigger level. “Volatility” refers to the frequency and magnitude of changes in the level of an asset or group of assets. This greater expected risk will generally be reflected in a higher return rate represented by the early redemption payments and fixed upside payment at maturity for the securities than would have been the case had expected volatility been lower. However, while such return rate is set on the pricing date based, in part, on the correlations of the underlying indices and each underlying index’s volatility calculated using our internal models, an underlying index’s volatility, and the correlation among the underlying indices, can change significantly over the term of the securities. The level of any underlying index could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

◾
The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the index closing value of all of the underlying indices on any determination date other than the final determination date are greater than or equal to their respective initial index values and you will not receive any further payments after the related early redemption date. Conversely, the securities will not be automatically redeemed when the index closing value of any underlying index on any applicable determination date is less than its initial index value, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first determination date, potentially limiting the term of your investment. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

◾
The return on your securities may change significantly despite only a small change in the final index value of any underlying index. If the final index value of any underlying index is less than its trigger level, you will suffer a percentage loss on your initial investment equal to the underlying return. This means that while a decrease in the index closing value of the worst performing underlying index to a final index value that is equal to its trigger level will result in a positive return on the securities and receiving the fixed upside payment at maturity, a further decrease of its final index value to only slightly less than its trigger level will instead result in a percentage loss on the securities equal to the underlying return of the worst performing underlying index. The return on an investment in the securities in these two scenarios is significantly different despite only a small relative difference in the underlying return of the worst performing underlying index.

June 2025	Page 9

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

◾	You will not receive any interest payments. TD will not pay any interest with respect to the securities.
◾
The amount payable on the securities is not linked to the value of the underlying indices at any time other than the determination dates. Whether you receive an early redemption payment will be based only on the index closing values of each underlying index on the relevant determination date, subject to postponement for non-trading days and certain market disruption events. As a result, you will not know whether the securities will be automatically redeemed for the early redemption payment until the related determination date. Moreover, because whether the securities will be automatically redeemed is based solely on the values of the underlying indices on a specific determination date, if the index closing value of an underlying index on any determination date is less than its initial index value, you will not receive the early redemption payment with respect to such determination date even if the value of all of the underlying indices were greater than or equal to their respective initial index values on other days during the term of the securities.

Similarly, the final index value of each underlying index will be based only on the index closing value of such underlying index on the final determination date, subject to postponement for non-trading days and certain market disruption events. If the value of an underlying index falls to less than its trigger level on the final determination date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the value of that underlying index at any time prior to such drop. Although the actual value of the underlying indices on the stated maturity date or at other times during the term of the securities may be higher than their respective index closing values on the final determination date, the payment at maturity will be based solely on the index closing value of each underlying index on the final determination date.
◾
Owning the securities is not the same as owning the index constituent stocks. The return on your securities may not reflect the return you would realize if you actually owned the index constituent stocks. As described above, you will not benefit from any increase in the value of any underlying index, which may be significant, and any return on the securities will be limited to the applicable early redemption payment if the securities are automatically redeemed prior to maturity or, if the securities are not automatically redeemed prior to maturity and the final index value of all of the underlying indices are greater than or equal to their respective trigger levels, the fixed upside payment at maturity. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the index constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the index constituent stocks may have.

◾
You are exposed to the market risk of each underlying index. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each underlying index. Unlike an instrument with a return linked to a basket of indices, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each underlying index. Poor performance by any one underlying index may negatively affect your return and will not be offset or mitigated by the performance of any other underlying index. Accordingly, your investment is subject to the market risk of each underlying index.

◾
Because the securities are linked to the performance of more than one underlying index, there is an increased probability that the securities on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that the index closing value of any underlying index will be less than its initial index level on a determination date prior to the final determination date or, if the securities are not automatically redeemed prior to maturity, that the final index value of any underlying index will be less than its trigger level. Therefore, it is more likely that you will (a) not receive an early redemption payment and/or (b) receive an amount in cash that is less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one underlying index. In addition, if the performances of the underlying indices are not correlated to each other, the risk that (a) the index closing value of any underlying index will be less than its initial index value on any determination date other than the final determination date or that (b) the final index value of any underlying index will be less than its trigger level on the final valuation date, is even greater.

Risks Relating to Characteristics of the Underlying Indices
◾
The level of each underlying index will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each underlying index and indirectly linked to the value of the index constituent stocks. The level of each underlying index can rise or fall sharply due to factors specific to such underlying index or its index constituent stocks and their issuers (the “index constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and levels, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying indices and the index constituent stocks.

◾
There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the levels of the underlying indices will rise or fall and there can be no assurance that the index closing value of each underlying index on any determination date (including the final determination date) will be greater than or equal to its initial index values. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stock issuers. You should be willing to accept the risks

June 2025	Page 10

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

associated with the relevant markets tracked by each underlying index in general and each index’s index constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.
◾
The Securities will not be adjusted for changes in exchange rates related to the U.S. dollar. Although the index constituent stocks of the EURO STOXX 50® Index trade in euros, the securities are denominated in U.S. dollars. The calculation of the amount payable on the securities at maturity will not be adjusted for changes in the exchange rates between the U.S. dollar and the euro. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the value of the EURO STOXX 50® Index and, accordingly, the amount payable on the securities. You will not benefit from any appreciation of the euro relative to the U.S. dollar, which you would have had you owned such stocks directly.

◾
The securities are subject to non-U.S. securities market risk. The EURO STOXX 50® Index is subject to risks associated with non-U.S. securities markets, specifically that of the Eurozone. An investment in securities, such as these securities, linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

◾
The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. The underlying indices are not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect any dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.

◾
Changes affecting the underlying indices, including a change in law event, could have an adverse effect on the market value of, and any amount payable on, the securities. The policies of each index sponsor as specified under “Information About the Underlying Indices” (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the market value of, and any amount payable on, the securities.

Further, if a change in law event (as defined in the product supplement) occurs and the index sponsor does not take actions to comply with such law(s), the calculation agent may select a successor index or take other actions as discussed in the product supplement and, notwithstanding these adjustments, the market value of, and return on, the securities may be adversely affected.
◾
There is no affiliation between the respective index sponsors and TD, and TD is not responsible for any disclosure by such index sponsor. We or our affiliates may currently, or from time to time engage in business with the index sponsors. However, we and our affiliates are not affiliated with the sponsor of any underlying index and have no ability to control or predict their actions. You, as an investor in the securities, should conduct your own independent investigation of the relevant index sponsor and each underlying index. No index sponsor is involved in the securities offered hereby in any way and has no obligation of any sort with respect to your securities. The relevant index sponsor has no obligation to take your interests into consideration for any reason, including when taking any actions that might affect the value of, and any amounts payable on, your securities.

◾
Governmental regulatory actions, such as sanctions, could adversely affect your investment in the Securities. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or the index constituent stocks of the EURO STOXX 50® Index, or engaging in transactions therein, and any such action could adversely affect the value of the EURO STOXX 50® Index or the securities. These regulatory actions could result in restrictions on the securities and could result in the loss of a significant portion or all of your investment in the securities, including if you are forced to divest the securities due to the government mandates, especially if such divestment must be made at a time when the value of the securities has declined.

June 2025	Page 11

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Risks Relating to Estimated Value and Liquidity
◾
The estimated value of your securities is less than the public offering price of your securities. The estimated value of your securities is less than the public offering price of your securities. The difference between the public offering price of your securities and the estimated value of the securities reflects costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities. Because hedging our obligations entails risks and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or a loss.

◾
The estimated value of your securities is based on our internal funding rate. The estimated value of your securities is determined by reference to our internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for our conventional, fixed-rate debt securities and the borrowing rate we would pay for our conventional, fixed-rate debt securities. This discount is based on, among other things, our view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for our conventional, fixed-rate debt, as well as estimated financing costs of any hedge positions, taking into account regulatory and internal requirements. If the interest rate implied by the credit spreads for our conventional, fixed-rate debt securities, or the borrowing rate we would pay for our conventional, fixed-rate debt securities were to be used, we would expect the economic terms of the securities to be more favorable to you. Additionally, assuming all other economic terms are held constant, the use of an internal funding rate for the securities is expected to increase the estimated value of the securities at any time.

◾
The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities is based on our internal pricing models when the terms of the securities are set, which take into account a number of variables, such as our internal funding rate on the pricing date, and are based on a number of subjective assumptions, which are not evaluated or verified on an independent basis and may or may not materialize. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially less than the estimated value of the securities determined by reference to our internal pricing models. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

◾
The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be less than the public offering price of your securities and may be less than the estimated value of your securities. The estimated value of the securities is not a prediction of the prices at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time, if any, will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than the estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs and expected profits associated with selling and structuring the securities, as well as hedging our obligations under the securities, secondary market prices of your securities will likely be less than the public offering price of your securities. As a result, the price at which the agent, other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be less than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

◾
The temporary price at which the agent may initially buy the securities in the secondary market may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market (if the agent makes a market in the securities, which it is not obligated to do) may exceed the estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the original issue date of the securities, as discussed further under “Additional Information About the Securities — Additional information regarding the estimated value of the securities”. The price at which the agent may initially buy or sell the securities in the secondary market may not be indicative of future prices of your securities.

◾
The underwriting discount, offering expenses and certain hedging costs are likely to adversely affect secondary market prices. Assuming no changes in market conditions or any other relevant factors, the price, if any, at which you may be able to sell the securities will likely be less than the public offering price. The public offering price includes, and any price quoted to you is likely to exclude, any underwriting discount paid in connection with the initial distribution, offering expenses as well as the cost of hedging our obligations under the securities. In addition, any such price is also likely to reflect dealer discounts, mark-ups and other transaction costs, such as a discount to account for costs associated with establishing or unwinding any related hedge transaction.

June 2025	Page 12

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

◾
There may not be an active trading market for the securities — sales in the secondary market may result in significant losses. There may be little or no secondary market for the securities. The securities will not be listed or displayed on any securities exchange or electronic communications network. The agent or another one of our affiliates may make a market for the securities; however, it is not required to do so and may stop any market-making activities at any time. Even if a secondary market for the securities develops, it may not provide significant liquidity or trade at prices advantageous to you. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your securities in any secondary market could be substantial. If you sell your securities before the maturity date, you may have to do so at a substantial discount from the public offering price irrespective of the value of the underlying indices, and as a result, you may suffer substantial losses.

◾
If the value of an underlying index changes, the market value of your securities may not change in the same manner. Your securities may trade quite differently from the performance of each underlying index. Changes in the value of an underlying index may not result in a comparable change in the market value of your securities. Even if the closing value of an underlying index remains greater than or equal to the downside threshold level or increases to greater than the call threshold level during the term of the securities, the market value of your securities may not increase by the same amount and could decline.

Risks Relating to General Credit Characteristics
◾
Investors are subject to TD’s credit risk, and TD’s credit ratings and credit spreads may adversely affect the market value of the securities. Although the return on the securities will be based on the performance of the underlying indices, the payment of any amount due on the securities is subject to TD’s credit risk. The securities are TD’s senior unsecured debt obligations. Investors are dependent on TD’s ability to pay all amounts due on the securities and, therefore, investors are subject to the credit risk of TD and to changes in the market’s view of TD’s creditworthiness. Any decrease in TD’s credit ratings or increase in the credit spreads charged by the market for taking TD’s credit risk is likely to adversely affect the market value of the securities. If TD becomes unable to meet its financial obligations as they become due, investors may not receive any amounts due under the terms of the securities.

Risks Relating to Hedging Activities and Conflicts of Interest
◾
There are potential conflicts of interest between you and the calculation agent. The calculation agent will, among other things, determine the amounts payable on the securities. We will serve as the calculation agent and may appoint a different calculation agent after the original issue date without notice to you. The calculation agent will exercise its judgment when performing its functions and may have a conflict of interest if it needs to make certain decisions. For example, the calculation agent may have to determine whether a market disruption event affecting an underlying index has occurred, and make certain adjustments if certain events occur, which may, in turn, depend on the calculation agent’s judgment as to whether the event has materially interfered with our ability or the ability of one of our affiliates to unwind our hedge positions. Because this determination by the calculation agent may affect the amounts payable on the securities, the calculation agent may have a conflict of interest if it needs to make a determination of this kind. For additional information on the calculation agent’s role, see “General Terms of the Notes — Role of Calculation Agent” in the product supplement.

◾
The determination dates and related payment dates are subject to market disruption events and postponements. Each determination date (including the final determination date) and related payment date (including the maturity date) is subject to postponement due to the occurrence of one of more market disruption events. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see “General Terms of the Notes — Market Disruption Events” in the product supplement. A market disruption event for a particular underlying index will not constitute a market disruption event for any other underlying index.

◾
Trading and business activities by TD or its affiliates may adversely affect the market value of, and any amounts payable on, the securities. We, the agent and/or our other affiliates may hedge our obligations under the securities by purchasing securities, futures, options or other derivative instruments with returns linked or related to changes in the value of an underlying index or one or more index constituent stocks, and we may adjust these hedges by, among other things, purchasing or selling at any time any of the foregoing assets. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the securities declines. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in an underlying index or one or more index constituent stocks.

These trading activities may present a conflict between the holders’ interest in the securities and the interests we and our affiliates will have in our or their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for our or their customers’ accounts and in accounts under our or their management. These trading activities could be adverse to the interests of the holders of the securities.

June 2025	Page 13

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

We, the agent and/or our other affiliates may, at present or in the future, engage in business with one or more index constituent stock issuers, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These business activities may present a conflict between our, the agent’s and/or our other affiliates’ obligations, and your interests as a holder of the securities. Moreover, we, the agent and/or our other affiliates may have published, and in the future expect to publish, research reports with respect to an underlying index or one or more index constituent stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any of these activities by us and/or our other affiliates may affect the value of an underlying index and, therefore, the market value of, and any amounts payable on, the securities.
Risks Relating to Canadian and U.S. Federal Income Taxation
◾
Significant aspects of the tax treatment of the securities are uncertain. Significant aspects of the U.S. tax treatment of the securities are uncertain. You should read carefully the section entitled “Material U.S. federal income tax consequences” herein and in the product supplement. You should consult your tax advisor as to the tax consequences of your investment in the securities.

For a discussion of the Canadian federal income tax consequences of investing in the securities, please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences” and the further discussion herein under “Additional Information About the Securities”. If you are not a Non-resident Holder (as that term is defined in the prospectus) for Canadian federal income tax purposes or if you acquire the securities in the secondary market, you should consult your tax advisors as to the consequences of acquiring, holding and disposing of the securities and receiving the payments that might be due under the securities.

June 2025	Page 14

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Information About the Underlying Indices
All disclosures contained in this document regarding each underlying index are derived from publicly available information. TD has not conducted any independent review or due diligence of any publicly available information with respect to the underlying indices. You should make your own investigation into each underlying index.
Nasdaq-100 Index®
We have derived all information regarding the Nasdaq-100 Index® (“NDX”) contained in this document, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Nasdaq, Inc. and its affiliates (collectively, “Nasdaq”) (its “Index Sponsor” or “Nasdaq”).
NDX is published by Nasdaq, but Nasdaq has no obligation to continue to publish NDX, and may discontinue publication of NDX at any time. NDX is determined, comprised and calculated by Nasdaq without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices – Nasdaq-100 Index®”, NDX includes 100 of the largest domestic and international non-financial securities listed on the Nasdaq Stock Market® based on market capitalization. NDX includes companies across major industry groups including computer hardware and software, telecommunications, retail and wholesale trade, and biotechnology, but does not contain securities of financial companies, including investment companies.
NDX is calculated under a modified capitalization-weighted methodology. The methodology is expected to retain in general the economic attributes of capitalization-weighting while providing enhanced diversification. To accomplish this, Nasdaq will review the composition of NDX on a quarterly basis and adjust the weightings of Index components using a proprietary algorithm, if certain pre-established weight distribution requirements are not met.
Information as of market close on June 27, 2025:
Bloomberg Ticker Symbol:	NDX <Index>	52 Week High (on June 27, 2025):	22,534.20
Current Index Value:	22,534.20	52 Week Low (on April 8, 2025):	17,090.40
52 Weeks Ago (on June 27, 2024):	19,789.03

June 2025	Page 15

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Historical Information
The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the NDX for the specified period. The index closing value of the NDX on June 27, 2025 was 22,534.20. The graph below sets forth the index closing values of the NDX for each day from January 1, 2020 through June 27, 2025. The dotted line represents a trigger level of 16,900.65, which is equal to 75% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the NDX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the NDX at any time, including the determination dates.
Nasdaq-100 Index®	High	Low	Period End
2020
First Quarter	9,718.73	6,994.29	7,813.50
Second Quarter	10,209.82	7,486.29	10,156.85
Third Quarter	12,420.54	10,279.25	11,418.06
Fourth Quarter	12,888.28	11,052.95	12,888.28
2021
First Quarter	13,807.70	12,299.08	13,091.44
Second Quarter	14,572.75	13,001.63	14,554.80
Third Quarter	15,675.76	14,549.09	14,689.62
Fourth Quarter	16,573.34	14,472.12	16,320.08
2022
First Quarter	16,501.77	13,046.64	14,838.49
Second Quarter	15,159.58	11,127.57	11,503.72
Third Quarter	13,667.18	10,971.22	10,971.22
Fourth Quarter	12,041.89	10,679.34	10,939.76
2023
First Quarter	13,181.35	10,741.22	13,181.35
Second Quarter	15,185.48	12,725.11	15,179.21
Third Quarter	15,841.35	14,545.83	14,715.24
Fourth Quarter	16,906.80	14,109.57	16,825.93
2024
First Quarter	18,339.44	16,282.01	18,254.69
Second Quarter	19,908.86	17,037.65	19,682.87
Third Quarter	20,675.38	17,867.37	20,060.69
Fourth Quarter	22,096.66	19,773.30	21,012.17
2025
First Quarter	22,175.60	19,225.48	19,278.45
Second Quarter (through June 27, 2025)	22,534.20	17,090.40	22,534.20

June 2025	Page 16

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Nasdaq-100 Index® – Daily Index Closing Values January 1, 2020 to June 27, 2025
June 2025	Page 17

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index
We have derived all information regarding the S&P 500® Index (“SPX”) contained in this document, including, without limitation, its make up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices LLC (its “Index Sponsor” or “S&P Dow Jones”).
SPX is published by S&P Dow Jones, but S&P Dow Jones has no obligation to continue to publish SPX, and may discontinue publication of SPX at any time. SPX is determined, comprised and calculated by S&P Dow Jones without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — S&P 500® Index”, SPX is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of SPX is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Information as of market close on June 27, 2025:
Bloomberg Ticker Symbol:	SPX <Index>	52 Week High (on June 27, 2025):	6,173.07
Current Index Value:	6,173.07	52 Week Low (on April 8, 2025):	4,982.77
52 Weeks Ago (on June 27, 2024):	5,482.87

June 2025	Page 18

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Historical Information
The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SPX for the specified period. The index closing value of the SPX on June 27, 2025 was 6,173.07. The graph below sets forth the index closing values of the SPX for each day from January 1, 2020 through June 27, 2025. The dotted line represents a trigger level of 4,629.8025, which is equal to 75% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SPX should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SPX at any time, including the determination dates.
S&P 500® Index	High	Low	Period End
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter	6,090.27	5,695.94	5,881.63
2025
First Quarter	6,144.15	5,521.52	5,611.85
Second Quarter (through June 27, 2025)	6,173.07	4,982.77	6,173.07

June 2025	Page 19

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

S&P 500® Index – Daily Index Closing Values January 1, 2020 to June 27, 2025
June 2025	Page 20

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index
We have derived all information regarding the EURO STOXX 50® Index (“SX5E”) contained in this document, including, without limitation, its make‑up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited (its “Index Sponsor” or “STOXX”).
SX5E is published by STOXX, but STOXX has no obligation to continue to publish SX5E, and may discontinue publication of SX5E at any time. SX5E is determined, comprised and calculated by STOXX without regard to this instrument.
As discussed more fully in the underlier supplement under the heading “Indices — The EURO STOXX 50® Index”, SX5E covers 50 stocks of market sector leaders mainly from 8 Eurozone countries: Belgium, Finland, France, Germany, Ireland, Italy, the Netherlands and Spain. Select information regarding top constituents and industry and/or sector weightings may be made available by the Index Sponsor on its website.
Information as of market close on June 27, 2025:
Bloomberg Ticker Symbol:	SX5E <Index>	52 Week High (on March 3, 2025):	5,540.69
Current Index Value:	5,325.64	52 Week Low (on August 5, 2024):	4,571.60
52 Weeks Ago (on June 27, 2024):	4,902.60

June 2025	Page 21

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Historical Information
The table below sets forth the published high and low index closing values, as well as the end-of-quarter index closing values, of the SX5E for the specified period. The index closing value of the SX5E on June 27, 2025 was 5,325.64. The graph below sets forth the index closing values of the SX5E for each day from January 1, 2020 through June 27, 2025. The dotted line represents a trigger level of 3,994.23, which is equal to 75% of its initial index value. We obtained the information in the table below from Bloomberg Professional® service (“Bloomberg”), without independent verification. TD has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the SX5E should not be taken as an indication of its future performance, and no assurance can be given as to the index closing value of the SX5E at any time, including the determination dates.
EURO STOXX 50® Index	High	Low	Period End
2020
First Quarter	3,865.18	2,385.82	2,786.90
Second Quarter	3,384.29	2,662.99	3,234.07
Third Quarter	3,405.35	3,137.06	3,193.61
Fourth Quarter	3,581.37	2,958.21	3,552.64
2021
First Quarter	3,926.20	3,481.44	3,919.21
Second Quarter	4,158.14	3,924.80	4,064.30
Third Quarter	4,246.13	3,928.53	4,048.08
Fourth Quarter	4,401.49	3,996.41	4,298.41
2022
First Quarter	4,392.15	3,505.29	3,902.52
Second Quarter	3,951.12	3,427.91	3,454.86
Third Quarter	3,805.22	3,279.04	3,318.20
Fourth Quarter	3,986.83	3,331.53	3,793.62
2023
First Quarter	4,315.05	3,856.09	4,315.05
Second Quarter	4,408.59	4,218.04	4,399.09
Third Quarter	4,471.31	4,129.18	4,174.66
Fourth Quarter	4,549.44	4,014.36	4,521.44
2024
First Quarter	5,083.42	4,403.08	5,083.42
Second Quarter	5,100.90	4,839.14	4,894.02
Third Quarter	5,067.45	4,571.60	5,000.45
Fourth Quarter	5,041.01	4,729.71	4,895.98
2025
First Quarter	5,540.69	4,871.45	5,248.39
Second Quarter (through June 27, 2025)	5,454.65	4,622.14	5,325.64

June 2025	Page 22

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

EURO STOXX 50® Index – Daily Index Closing Values January 1, 2020 to June 27, 2025
This document relates only to the securities offered hereby and does not relate to the underlying indices or other securities linked to the underlying indices. We have derived all disclosures contained in this document regarding the underlying indices from the publicly available documents described in the preceding paragraphs. In connection with the offering of the securities, none of us or any of our affiliates have participated in the preparation of such documents or made any due diligence inquiry with respect to the underlying indices.
Neither the issuer nor any of its affiliates makes any representation to you as to the performance of the underlying indices.

June 2025	Page 23

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Additional Information About the Securities
Please read this information in conjunction with the summary terms on the front cover of this document.
Additional Provisions:
Record date:	The business day preceding the relevant contingent coupon payment date.
Trustee:	The Bank of New York
Calculation agent:	TD
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	Any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law to close in New York City.
Change in law event:	Applicable, as described in the product supplement
Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

Term used herein	Corresponding term in the accompanying product supplement
underlying index	reference asset
index constituent stocks	reference asset constituents
stated principal amount	principal amount
original issue date	issue date
determination dates	valuation dates
final determination date	final valuation date
index closing value	closing level
initial index value	initial level
final index value	final level
underlying return	percentage change
trigger level	barrier level
Additional information regarding the estimated value of the securities:
The final terms for the securities were determined on the pricing date, based on prevailing market conditions, and are specified elsewhere in this pricing supplement.
The economic terms of the securities are based on our internal funding rate (which is our internal borrowing rate based on variables such as market benchmarks and our appetite for borrowing), and several factors, including any sales commissions expected to be paid to TDS or another affiliate of ours, any selling concessions, discounts, commissions or fees expected to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, estimated costs which we may incur in connection with the securities and the estimated cost which we may incur in hedging our obligations under the securities. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected to have had an adverse effect on the economic terms of the securities.
On the cover page of this pricing supplement, we have provided the estimated value for the securities. The estimated value was determined by reference to our internal pricing models which take into account a number of variables and are based on a number of assumptions, which may or may not materialize, typically including volatility, interest rates (forecasted, current and historical rates), price-sensitivity analysis, time to maturity of the securities and our internal funding rate. For more information about the estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein. Because our internal funding rate generally represents a discount from the levels at which our benchmark debt securities trade in the secondary market, the use of an internal funding rate for the securities rather than the levels at which our benchmark debt securities trade in the secondary market is expected, assuming all other economic terms are held constant, to increase the estimated value of the securities. For more information see the discussion under “Risk Factors — Risks Relating to Estimated Value and Liquidity — The estimated value of your securities is based on our internal funding rate”.
Our estimated value of the securities is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which the agent may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, the agent or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the pricing date, the price at which the agent may initially buy or sell the securities in the secondary market, if any, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 6 weeks after the original issue date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities which we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such

June 2025	Page 24

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

reimbursement at any time or revise the duration of the reimbursement period after the original issue date of the securities based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:
Please see the discussion in the prospectus under “Tax Consequences – Canadian Taxation” and in the product supplement under “Supplemental Discussion of Canadian Tax Consequences”, which applies to the securities. We will not pay any additional amounts as a result of any withholding required by reason of the rules governing hybrid mismatch arrangements contained in section 18.4 of the Canadian Tax Act (as defined in the prospectus).

Material U.S. federal income tax consequences:
The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the securities, TD and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your securities as prepaid derivative contracts with respect to the underlying indices. If your securities are so treated, you should generally recognize long-term capital gain or loss if you hold your securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. The deductibility of capital losses is subject to limitations.
Although uncertain, it is possible that the early redemption payment, or proceeds received from the taxable disposition of the securities prior to the early redemption date that could be attributed to the expected early redemption payment, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.
Except to the extent otherwise required by law, TD intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.
Section 1297. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “passive foreign investment company” (a “PFIC”) within the meaning of Section 1297 of the Code. If any such entity were so treated, certain adverse U.S. federal income tax consequences might apply upon the taxable disposition of a security. U.S. holders should refer to information filed with the SEC or the equivalent governmental authority by such entities and consult their tax advisors regarding the possible consequences to them if any such entity is or becomes a PFIC.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.
Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

June 2025	Page 25

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.
Non-U.S. Holders. Subject to Section 871(m) of the Code and “FATCA”, discussed below, if the securities are offered to non-U.S. holders, you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether any index constituent stock issuer would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any index constituent stock issuer as a USRPHC and/or the securities as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.
Based on the nature of the underlying indices and our determination that the securities are not “delta-one” with respect to any underlying index or any index constituent stocks, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying indices, any index constituent stocks or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules. If you enter, or have entered, into other transactions in respect of the underlying indices, any index constituent stocks or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.
Foreign Account Tax Compliance Act. Legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the U.S. and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income but, pursuant to certain Treasury regulations and IRS guidance, does not apply to payments of gross proceeds on the disposition (including upon retirement) of financial instruments. As the treatment of the securities is unclear, it is possible that any contingent quarterly coupon with respect to the securities could be subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisors regarding the potential application of FATCA to the securities.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest

June 2025	Page 26

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

income over the term of such securities despite the fact that there may be no interest payments over the term of such securities.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of TD and those of the index constituent stock issuers).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):
We have appointed TDS, an affiliate of TD, as the agent for the sale of the securities. Pursuant to the terms of a distribution agreement, TDS has agreed to purchase the securities from TD at the price to public less a fee of $25.00 per security. TDS has agreed to resell all of the securities to Morgan Stanley Wealth Management with an underwriting discount of $25.00 reflecting a fixed sales commission of $20.00 and fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. TD or an affiliate will also pay a fee to LFT Securities, LLC, an entity in which TD and an affiliate of Morgan Stanley Wealth Management have an ownership interest, for providing certain electronic platform services with respect to this offering.
Conflicts of Interest — TDS is an affiliate of TD and, as such, has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. If any other affiliate of TD participates in this offering, that affiliate will also have a “conflict of interest” within the meaning of FINRA Rule 5121. In addition, TD will receive the net proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. This offering of the securities will be conducted in compliance with the provisions of FINRA Rule 5121. In accordance with FINRA Rule 5121, neither TDS nor any other affiliate of ours is permitted to sell the securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
We, TDS, another of our affiliates or third parties may use this pricing supplement in the initial sale of the securities. In addition, we, TDS, another of our affiliates or third parties may use this pricing supplement in a market-making transaction in the securities after their initial sale. If a purchaser buys the securities from us, TDS, another of our affiliates or third parties, this pricing supplement is being used in a market-making transaction unless we, TDS, another of our affiliates or third parties informs such purchaser otherwise in the confirmation of sale.

Prohibition of sales in Canada and to Canadian residents:	The securities may not be offered, sold or otherwise made available directly or indirectly in Canada or to any resident of Canada.
Prohibition on sales to EEA retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition on sales to United Kingdom retail investors:
The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

Validity of the securities:
In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special products counsel to TD, when the securities offered by this pricing supplement have been executed and issued by TD and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of TD, enforceable against TD in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris,

June 2025	Page 27

$5,050,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due July 1, 2027
Based on the Worst Performing of the Nasdaq-100 Index®, the S&P 500® Index and the EURO STOXX 50® Index
Principal at Risk Securities

Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by McCarthy Tétrault LLP, Canadian legal counsel for TD, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP filed as Exhibit 5.3 to the registration statement on Form F-3 filed by TD on December 20, 2024.
In the opinion of McCarthy Tétrault LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action on the part of TD, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed and issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario, or the laws of Canada applicable therein, will be valid obligations of TD, subject to the following limitations: (i) the enforceability of the indenture is subject to bankruptcy, insolvency, reorganization, arrangement, winding up, moratorium and other similar laws of general application limiting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture is subject to general equitable principles, including the fact that the availability of equitable remedies, such as injunctive relief and specific performance, is in the discretion of a court; (iii) courts in Canada are precluded from giving a judgment in any currency other than the lawful money of Canada; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable thereto. In addition, this opinion is subject to: (i) the assumption that the senior indenture has been duly authorized, executed and delivered by, and constitutes a valid and legally binding obligation of, the trustee, enforceable against the trustee in accordance with its terms; and (ii) customary assumptions about the genuineness of signatures and certain factual matters all as stated in the letter of such counsel dated December 20,2024, which has been filed as Exhibit 5.2 to the registration statement on Form F-3 filed by TD on December 20, 2024.

June 2025	Page 28